EX-23.2
                                CONSENT OF COUNSEL

                                 Brian F. Faulkner
                          A Professional Law Corporation
                        31877 Del Obispo Street, Suite 205
                       San Juan Capistrano, California 92675
                                  (949) 240-1361


December 15, 2002


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Synthetic Turf Corporation of America - Form S-8 POS

Dear Sir/Madame:

I have acted as counsel to Synthetic Turf Corporation of America (formerly known as JustWebit.com, Inc.), a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 POS relating to the registration of ten million (10,000,000) shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Amended and Restated Employee Stock Incentive Plan, and the registration of thirty million (30,000,000) Shares which are issuable pursuant to the Company's Amended and Restated Non-Employee Directors and Consultants Retainer Stock Plan (Amendment No. 2). I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                       Sincerely,



                                       /s/  Brian F. Faulkner
                                       Brian F. Faulkner